Exhibit 99.1

Kaleido Biosciences Announces CFO Transition

LEXINGTON, Mass., Sept. 26, 2019 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health, today announced that Joshua Brumm will step down as Chief Operating and Chief Financial Officer effective October 11, 2019, to serve as President and Chief Executive Officer of a biotechnology company.

Kaleido will initiate a search for a Chief Financial Officer and Richard Scalzo, Corporate Controller, has been appointed to serve as Principal Accounting Officer and, in the interim, will assume certain of Mr. Brumm’s responsibilities. Mr. Brumm will continue as an advisor to Kaleido through December 31, 2019.

“On behalf of the Company and the Board, I want to thank Josh for his many contributions to Kaleido,” said Alison Lawton, President and Chief Executive Officer of Kaleido. “Josh was instrumental in leading Kaleido through two financings, including our IPO, which provided critical foundation to support our efforts to advance our platform and pipeline, including initiating five clinical studies. We are fortunate to have benefited from Josh’s leadership and expertise and we wish him the very best in his new role.”

“It has been a privilege to be a part of the Kaleido team as we have evolved into a public company and advanced several programs into clinical development, including initiating our first Phase 2 trial under an IND,” said Mr. Brumm. “With its unique approach to targeting the microbiome, Kaleido has the opportunity to lead the way in unlocking its promise to make an important impact on patients’ lives. I look forward to following the Company’s progress.”

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the microbiome organ to treat disease and improve human health. The Company has built a human-centric proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the organ’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words or expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to non-IND clinical studies of our MMT product candidates including statements regarding the rapidity at which our human-centric discovery and development platform can advance our MMT product candidates, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval form the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our most recent Quarterly Report on Form 10-Q, and subsequent filings with the SEC. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contact

Amy Reilly

617-890-5721

amy.reilly@kaleido.com

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